As filed with the Securities and Exchange Commission on January 22, 1998
                                                    Registration 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CV THERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE               _________________             43-1570294
 (State of Incorporation)                                  (I.R.S. employer
                                                          Identification No.)

                                _________________
                                3172 PORTER DRIVE
                          PALO ALTO, CALIFORNIA  94304
                                 (650) 812-0585
          (Address and telephone number of principal executive offices)
                                _________________
                           1994 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                           LOUIS G. LANGE, M.D., PH.D.
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                              CV THERAPEUTICS, INC.
                                3172 PORTER DRIVE
                              PALO ALTO, CA  94304
                                 (650) 812-0585
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                _________________
                                   Copies to:
                             Alan C. Mendelson, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                        Palo Alto, California 94306-2155
                                 (650) 843-5000
                                _________________

                         CALCULATION OF REGISTRATION FEE
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    TITLE OF      AMOUNT  TO BE     PROPOSED        PROPOSED       AMOUNT OF
  SECURITIES TO    REGISTERED        MAXIMUM         MAXIMUM      REGISTRATION
  BE REGISTERED                  OFFERING PRICE     AGGREGATE         FEE
                                  PER SHARE (1)  OFFERING PRICE
                                                       (1)
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  Stock Options     1,000,000    $8.875-$9.164      $8,906,790      $2,628
   and Common
   Stock (par
   value $.001)
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(1)  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price are based upon (a) the weighted average exercise price, for shares subject to options previously granted under the Registrant's 1994 Equity Incentive Plan (the "94 Plan") and (b) the average of the high and low prices of the Registrant's Common Stock as reported on the NASDAQ National Market System on January 14, 1998 for shares issuable pursuant to the 1994 Plan.

                                                     Total Number of Pages:
                                                     Exhibit Index at Page:

       EXPLANATORY NOTE AND INCORPORATION BY REFERENCE OF CONTENTS OF
          REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-19389)

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,000,000 shares of the Company's Common Stock to be issued pursuant to the Company's 1994 Equity Incentive Plan, as amended (the "1994 Plan"). The Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 8, 1997 (File No. 333-19389) is incorporated by reference herein with such modifications as are set forth below.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     As of the date of this Prospectus, Cooley Godward LLP owns a warrant to purchase 2,500 units at a price of $.50 per unit with each unit consisting of one share of Common Stock and one warrant to purchase one-half share of Common Stock at an exercise price of $20.00 per share. GC&H Investments, a general partnership formed by the partners of Cooley Godward LLP for investment purposes, owns 10,675 shares of the Company's Common Stock and a warrant to purchase 875 shares of the Company's Common Stock at an exercise price of $20.00 per share.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has entered into indemnification agreements with substantially all of its officers and directors for the indemnification of, and advancement of expenses to, such persons to the full extent permitted by law.

                                    EXHIBITS
EXHIBIT
NUMBER

5.1       Opinion of Cooley Godward LLP.

10.46     1994 Equity Incentive Plan, as amended.

23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1.

24        Power of Attorney is contained on the signature pages.

                                       2.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on January 20, 1998.


                              CV THERAPEUTICS, INC.



                              By:  /s/ Louis G. Lange, M.D., Ph.D.
                                   -----------------------------------------
                                   Louis G. Lange, M.D., Ph.D.
                                   Chairman of the Board and Chief Executive
                                   Officer


                            POWER OF ATTORNEY


             KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis G. Lange, M.D., Ph.D. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                       3.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


 Signature                                    Title                                                 Date

/s/ Louis G. Lange, M.D., Ph.D.
----------------------------------            Chairman of the Board and Chief Executive             January 20, 1998
Louis G. Lange, M.D., Ph.D.                   Officer (Principal Executive Officer)

/s/ Daniel K. Spiegelman
----------------------------------            Chief Financial Officer (Principal Financial          January 20, 1998
Daniel K. Spiegelman                          and Accounting Officer)

/s/ Samuel D. Colella
----------------------------------            Director                                              January 20, 1998
Samuel D. Colella

/s/ Thomas L. Gutshall
----------------------------------            Director                                              January 20, 1998
Thomas L. Gutshall

/s/ David P. Holveck
----------------------------------            Director                                              January 20, 1998
David P. Holveck

/s/ Barbara J. McNeil, M.D., Ph.D.
----------------------------------            Director                                              January 20, 1998
Barbara J. McNeil, M.D., Ph.D.

/s/ Costa G. Sevastopoulos, Ph.D.
----------------------------------            Director                                              January 20, 1998
Costa G. Sevastopoulos, Ph.D.

/s/ J. Leighton Read, M.D.
----------------------------------            Director                                              January 20, 1998
J. Leighton Read, M.D.

/s/ Isaac Stein
----------------------------------            Director                                              January 20, 1998
Isaac Stein


                                       4.

                                  EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION                                SEQUENTIAL PAGE NUMBER

 5     Opinion of Cooley Godward LLP.

10.46  1994 Equity Incentive Plan, as amended.

23.1   Consent of Ernst & Young LLP, Independent Auditors.

23.2   Consent of Cooley Godward LLP is contained in
       Exhibit 5 to this Registration Statement.

24     Power of Attorney is contained on the signature pages.